Exhibit 10dd-3

                       THIRD AMENDMENT
                             TO
              AMERITECH MID-CAREER PENSION PLAN
             (As Amended and Restated Effective
                   as of January 1, 1989)

     RESOLVED that, pursuant to the authority granted to this Committee, the Ameritech Mid-Career Pension Plan (As
Amended and Restated Effective as of January 1, 1989) (the
"Plan"), is hereby amended effective as of July 1, 1990:

     1. By substituting the following for Paragraphs 8(a),
(b), (e) and (f) of Section 4:

          "(a) Except as provided in Paragraph 8(c) or 8(d) of this Section 4, an election of a lump sum payment must be filed no later than thirty (30) days prior to the date on which the employee's employment with the Participating Companies terminates.

          (b) Except as provided in Paragraphs 8(c) and 8(d) of this Section 4, a lump sum payment elected by an employee shall be paid to him as soon as practicable after the later of the date his employment with the Participating Companies terminates or the one-year anniversary date of his election.

          (e) The amount of an employee's lump sum payment under the Plan shall be determined on the basis of the rates, tables and factors utilized to determine lump sum payments under the Pension Plan as of the date of the employee's termination of employment or, in the case of an employee making an election under Paragraph
     8(c) of this Section 4, as of the date the lump sum distribution is made under Paragraph 8(c).

          (f) An election of a lump sum distribution may be rescinded by an employee; provided, however, that any rescission after the date thirty (30) days prior to the employee's termination of employment shall be permitted only in the case of substantially changed circumstances and only with the consent of the Committee or Participating Company Committee."

     2. By adding the following sentence at the end of Paragraph 8(d) of Section 4:

          "In such case, the lump sum distribution shall be paid to the employee as soon as practicable after the date his employment with the Participating Companies terminates."

     I, Roy E. Leet, Secretary of the Ameritech Employees'
Benefit Committee, hereby certify that the foregoing is a correct copy of a resolution adopted by the Ameritech Employees' Benefit
Committee on July 2, 1990, and that the resolution has not been changed or repealed.


                         /s/ Roy E. Leet
                            Secretary